EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190

                                 April 14, 2000

Hertz Technology Group, Inc.
75 Varick Street, 11th Floor
New York, New York 10013

                     Re: Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel to Hertz Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock, par value $0.001 per share (the "Shares"), issuable upon exercise of options granted or to be granted under the Company's 1996 Stock Option Plan, as amended (the "Plan") and issuable upon exercise of options granted outside of the Plan (the "Additional Options").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Plan, the forms of Option Agreement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of the options granted and to be granted under the Plan and the Shares issuable upon exercise of the Additional Options have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Plan and the Option Agreement will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                     Very truly yours,


                                    /s/  Morse, Zelnick, Rose & Lander, LLP
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                                    Morse, Zelnick, Rose & Lander, LLP